Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the “Amendment”), is made as of May 1, 2006, by and between Impac Funding Corporation, a California Corporation (“Employer”), and William S. Ashmore, an individual (“Employee”).  Capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement, as amended (the “Employment Agreement”), dated as of April 1, 2003, between Employer and Employee.

Intending to be legally bound hereby, the parties hereto agree to amend the Employment Agreement as follows:

1.             Section 1.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“1.1  Employer hereby employs Employee and Employee hereby accepts such employment full-time (subject to those exceptions, if any, set forth below) as President to perform the duties set forth in Exhibit A2, attached hereto and, subject to Section 2.2(i), to perform such other duties or functions as are reasonably required or may be prescribed from time to time or as otherwise agreed.  Employee shall render his services by and subject to the instructions and under the direction of Employer’s Chief Executive Officer to whom Employee shall directly report.”

2.             Exhibit A is hereby amended and replaced in its entirety with Exhibit A2 attached hereto.

IN WITNESS WHEREOF, this Amendment No. 2 to Employment Agreement is executed as of the day and year first above written.

“EMPLOYER” IMPAC FUNDING CORPORATION, a California corporation
By:	/s/ Ron Morrison
Name:	Ron Morrison
Title:	Executive Vice President and General Counsel
“EMPLOYEE”
By:	/s/ William S. Ashmore
William S. Ashmore

Exhibit A2

JOB DESCRIPTION AND RELATED ENTITIES

Oversee the day to day operations of the Organization in support of policies, goals and objectives established by the Chief Executive Officer and the Board of Directors of Employer.  Serve on the Executive Committee and the Asset Liability Committee of Impac Mortgage Holdings, Inc.  For purposes of this Exhibit A, “Organization” means Employer and any affiliates or related entities of Employer for whom Employee is requested to provide services pursuant to Employment Agreement, as amended, by and between Employer and Employee dated as of April 1, 2003 (the “Agreement”).  Manage and supervise the Organizations’ senior management in the following areas: credit, sales, finance, secondary marketing, asset liability, and operations and to perform such other duties and functions as are normally consistent with this position.

Employee acknowledges, understands and agrees that Employee will be requested by Employer to devote some or all of Employee’s time and effort during the term of employment pursuant to the Agreement (and consistent with the above job description) to the business of Employer’s affiliates or related entities pursuant to certain agreements and relationships between and among Employer and such affiliates or related entities.  Such affiliates and related entities include, but are not limited to, the following: Impac Mortgage Holdings, Inc., Impac Mortgage Capital Corp., Impac Warehouse Lending Group, IMH Assets Corp., Impac Lending Group, Impac Secured Assets Corp., Impac Mortgage Acceptance Corp., Impac Commercial Capital Corporation, and Impac Foundation.

Employee further understands and acknowledges that, pursuant to the Agreement, Employee may be directed by Employer to provide services consistent with the above job descriptions to additional real estate investment trusts or other entities which Employer establishes or with which Employer affiliates or becomes related and for which there exists an agreement with Employer or any of the above entities to provide such services.

Employee understands and acknowledges that Employee’s obligations under the Agreement, including Employee’s duties under Section 4 thereof, and the Proprietary Rights and Inventions Agreement entered into pursuant to Section 6 thereof, shall apply and extend to Employee’s knowledge of the business of Employer’s affiliates or related entities and any trade secret or other confidential or proprietary information relating to same.